CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 and related prospectus of our reports dated December 14, 1994 on our audits of the financial statements and the financial statement schedules of KIT Manufacturing Company for the year ended October 31, 1994.



/s/ COOPERS & LYBRAND L.L.P.

Newport Beach, California
May 25, 1995